Exhibit 99.1

Advanced Marketing Services, Inc. Announces Management Changes

    SAN DIEGO--(BUSINESS WIRE)--May 3, 2006--Advanced Marketing Services, Inc. (Pink Sheets:MKTS), a leading provider of customized wholesaling and distribution services to book retailers and publishers, today announced the resignation of Bruce C. Myers as the company's President and Chief Executive Officer and as a member of the AMS Board of Directors, effective immediately. The company anticipates being able to announce shortly the appointment of a new Chief Executive Officer, who is well-known and highly regarded in the company's industry. Loren C. Paulsen, Executive Vice President and a founder of the company, has assumed the President and Chief Executive Officer responsibilities on an interim basis.

    ABOUT ADVANCED MARKETING SERVICES

    Headquartered in San Diego, California, the company is a leading provider of customized merchandising, wholesaling, distribution and publishing services, currently primarily to the book industry. The company has operations in the U.S., Mexico, the United Kingdom and Australia, and employs approximately 1,400 people worldwide. The company provides a wide range of value-added services that provide its retailer customers with book buying advice, promotional support and expert supply chain management to ensure the success of their book programs. The company's proprietary Vendor Managed Inventory (VMI) software is a unique tool that allows its book specialists to manage efficiently and effectively the book distribution supply chain for the benefit of its membership warehouse club customers. Publishers Group Worldwide (PGW), an alliance of the company's global contract distribution operations, provides independent publishers with exclusive full service English language sales and distribution services.
    Recent public announcements about AMS are available on both the company's web site, www.advmkt.com, and on Business Wire, www.businesswire.com.

    Forward-looking statements in this public announcement are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements that involve risks and uncertainties, including, without limitation, the statement that the company anticipates being able to announce the appointment of a new Chief Executive Officer shortly.
    Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements. The company does not assume any duty to update forward-looking statements. Such statements are based on information available as of the date hereof, and are made only as of the date of this public announcement.

    CONTACT: Advanced Marketing Services, Inc.
             Loren C. Paulsen, 858-450-3515
             loren.paulsen@advmkt.com